UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	October 19, 2009 (October 16, 2009)

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 8.01 Other Events

I.            ACAC Investment

On October 16, 2009, the Registrant, pursuant to a Stock Purchase Agreement dated October 16, 2009 (the “Stock Purchase Agreement”) with American Capital Acquisition Corporation, a Delaware corporation (“ACAC”) and the Michael Karfunkel 2005 Grantor Retained Annuity Trust (the “Trust”), committed to acquire 42,500 shares of convertible preferred stock of ACAC, the terms of which are described below, for an investment in the initial amount of approximately $42.5 million and a commitment to make additional payments in an amount up to approximately $22.5 million as further described below (the “Investment”).  ACAC was formed by the Trust, which is controlled by Michael Karfunkel, the chairman of the board of directors of the Registrant and the father-in-law of Barry D. Zyskind, the chief executive officer of the Registrant.  The ultimate beneficiaries of the Trust include Michael Karfunkel’s children one of whom is married to Mr. Zyskind.  The Registrant made the Investment in connection with the entry by ACAC into a Securities Purchase Agreement dated October 16, 2009 (the “GMAC Securities Purchase Agreement”) with GMAC Insurance Holdings, Inc. a Delaware corporation (“GMACI”), and Motors Insurance Corporation, a Michigan property and casualty insurance company (“MIC”, together with GMACI, “GMAC”), which provides for the acquisition by ACAC of GMAC’s U.S. consumer property and casualty insurance business, as well as a small amount of commercial auto business (the “Acquisition”), including 100% of the issued and outstanding capital stock in ten property and casualty insurance companies through which GMAC conducted, principally, its U.S. consumer property and casualty insurance business.

Because ACAC is controlled by a related party, the Registrant’s Board of Directors (the “Board”), on September 17, 2009, established a Special Committee to review, evaluate and negotiate the Registrant’s potential co-investment with the Trust in ACAC for the purpose of making the Acquisition as well as the merits of the Acquisition (the “Special Committee”).  The Board previously had determined, on August 7, 2009, that the opportunity presented to Mr. Karfunkel to acquire the GMAC U.S. consumer property and casualty business did not constitute a corporate opportunity of the Registrant.

The Board designated Messrs. Donald T. DeCarlo and Abraham Gulkowitz, two independent members of the Board, as the Special Committee, which was given the power and authority to:

(i) review and to evaluate the terms and conditions of the Investment and to determine the advisability of the Investment;

(ii) negotiate (or direct or participate in the negotiation) with Michael Karfunkel, the Trust or any other party the Special Committee deemed appropriate with respect to the terms and conditions of the Investment and, if the Special Committee deemed appropriate, recommend to the Board of Directors the approval and the execution and delivery of documents providing for the Investment;

(iii) determine whether the Investment is fair to, and in the best interests of, the Registrant and all of its stockholders (other than Michael Karfunkel, Barry Zyskind and their respective affiliates);

(iv) recommend to the entire Board what further action, if any, should be taken by the Board with respect to the Investment;

(v) retain, at the Registrant’s expense, independent legal counsel to advise it and assist it in connection with fulfilling its duties as delegated by the Board; and

(vi) retain, at the Registrant’s expense, such other consultants and agents, including, without limitation, independent investment bankers, as the Special Committee deemed necessary or appropriate to perform such services and render such advice or opinions as may be necessary or appropriate in order for the Special Committee to discharge its duties.

Pursuant to its authority, the Special Committee retained independent legal counsel to represent it in connection with the negotiation of the Investment and independent investment bankers to provide advice and render a fairness opinion.  On October 15, 2009, the Special Committee, upon consideration of the proposed transaction, discussions with management of the Registrant, the advice of its independent legal counsel and the fairness opinion issued by its independent investment bankers, recommended that the Board authorize the Registrant to make the Investment, on the terms and conditions set forth in the Stock Purchase Agreement and the related Shareholders Agreement dated October 16, 2009, among ACAC, the Registrant and the Trust and the Registration Rights Agreement dated October 16, 2009 among ACAC, the Registrant and the Trust (the “Investment Documents”) negotiated by the Special Committee through its independent counsel.  The Board approved the Investment on October 15, 2009, Mr. Michael Karfunkel abstaining.

The Special Committee found that the Investment, as set forth in the Investment Documents is fair to, and in the best interests of, the Company and all of its stockholders.

Pursuant to the Stock Purchase Agreement, ACAC, upon the closing of the Acquisition, shall issue and sell to the Registrant for a purchase price equal to 25% of the capital required by ACAC, 42,500 shares of Series A Preferred Stock, which provides for a semi- annual 8% cumulative dividend, is non-redeemable and convertible, at Registrant’s option, into 21.25% of the issued and outstanding Common Stock (the “Preferred Stock”).  Upon the initial closing under the Stock Purchase Agreement, the Trust shall be the owner of 100% of the Common Stock of ACAC.  The Registrant has pre-emptive rights with respect to any future issuances of securities by ACAC and Registrant’s conversion rights are subject to customary anti-dilution protections.

The Registrant has the right to appoint one member of ACAC’s board of directors, which consists of three members.  The ACAC board member appointed by the Registrant must be approved by the independent members of the Board.  Subject to certain limitations, the board of directors of ACAC may not take any action in the absence of the Registrant’s appointee and ACAC may not take certain corporate actions without the unanimous prior approval of its board of directors (including the Registrant’s appointee).

In consideration of the Investment:

(i)      the Registrant will provide ACAC and its affiliates information technology development services at a price of cost plus 20%.  In addition, once a new system to be developed by the Registrant is implemented and ACAC or its affiliates begin using the system in its operations, the Registrant will be entitled to an additional fee for use of the systems in the amount of 1.25% of gross premiums of ACAC and its affiliates.

(ii) the Registrant will also manage the assets of ACAC for a fee on terms comparable to those offered by the Registrant to Maiden Holdings, Ltd, which previously have been disclosed by Registrant.

(iii)    ACAC will provide the Registrant with access to its agency sales force to distribute the Registrant’s products, and ACAC and the Trust will use their best efforts to have said agency sales team appointed as the Registrant’s agents.

(iv) ACAC will grant the Registrant a right of first refusal to purchase or to reinsure commercial auto insurance business acquired from GMAC in connection with the Acquisition.

(v) Registrant has the option to reinsure up to 10% of the net premiums of the acquired GMAC business on terms no less favorable than those generally available in the market for similar transactions.

The Registrant is required to make an initial payment to ACAC for issuance of the Preferred Stock in the amount of approximately $42.5 million upon the closing of the Acquisition, which, among other customary conditions, is subject to regulatory approval in several states.  In addition, the Registrant and the Trust each shall be required to make its proportional share of the deferred payments payable by ACAC to GMAC pursuant to the GMAC Securities Purchase Agreement, which are payable over a period of three years from the date of the closing of the Acquisition, to the extent that ACAC is unable to otherwise provide for such payments.  The Registrant’s proportionate share of such deferred payments shall not exceed $22.5 million.

The Special Committee and the Board authorized the Registrant, in connection with the Investment, to provide to GMAC upon the execution of the GMAC Securities Purchase Agreement a guarantee of Registrant’s proportionate share of ACAC’s financial obligations to GMAC as set forth in the GMAC Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTRUST FINANCIAL SERVICES, INC.
(Registrant)

Date	October 19, 2009

/s/ Stephen B. Ungar
Stephen B. Ungar
Secretary